Exhibit 99.1

Porch Group Announces Retirement of Majority of 2026 Unsecured Convertible Notes

Reduces 2026 Debt Maturity to $29 Million

SEATTLE, May 19, 2025 (GLOBE NEWSWIRE) — Porch Group, Inc. (“Porch Group,” “Porch” or “the Company”) (NASDAQ: PRCH), a new kind of homeowners insurance company, today announced a delevering transaction with the privately negotiated repurchase of $144.3 million aggregate principal amount of its 0.75% Convertible Senior Notes due 2026 (the “2026 Notes”) and the concurrent pricing of a private offering of $134.0 million aggregate principal amount of newly issued 9.00% Convertible Senior Unsecured Notes due 2030 of the Company (the “2030 Notes”). These refinancing transactions (the “Refinancing Transactions”) are expected to close on May 27, 2025, subject to customary closing conditions.

The 2030 Notes will be convertible into cash, shares of common stock of the Company (“common stock”), or a combination thereof, at Porch’s election, at an initial conversion price representing an approximately 60% premium to the volume weighted average price (VWAP) of Porch’s common stock for the three trading days immediately following May 19, 2025. The 2030 Notes are also redeemable at the option of the Company on or after November 20, 2026, if the last reported sale price of Porch’s common stock has been at least 20% higher than the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period. If Porch is able to exercise this redemption option on November 20, 2026, only three full semi-annual interest payments will have been paid prior to such redemption.

Following the closing of the Refinancing Transactions, Porch Group’s outstanding debt will consist of the following:

•	$29.4 million aggregate principal amount of the 0.75% Convertible Senior Unsecured Notes due 2026;

•	$333.3 million aggregate principal amount of the 6.75% Convertible Senior Secured Notes due 2028 (which have a conversion price of approximately $25.00 per share); and

•	$134.0 million aggregate principal amount of the 9.00% Convertible Senior Unsecured Notes due 2030.

“This transaction delevers the balance sheet, reduces our 2026 debt maturity from $174 million to $29 million, while securing a path toward our leverage targets, and in a manner that is expected to minimize dilution to shareholders,” said Shawn Tabak, Porch Group CFO. The approximately $4 million net cash proceeds from the Refinancing Transactions gives the Company the ability along with balance sheet cash to pay off the remaining 2026 Notes in cash.

The 2030 Notes will be senior unsecured obligations of the Company, will accrue interest at a rate of 9.00%, payable semi-annually in arrears on May 15 and November 15 of each year, beginning on November 15, 2025. The 2030 Notes will mature on May 15, 2030, unless earlier repurchased, redeemed or converted. Prior to the close of business on the business day immediately preceding February 15, 2030, the 2030 Notes will be convertible at the option of the holders only upon the satisfaction of certain conditions and during certain periods. Thereafter, until the close of business on the second scheduled trading day immediately preceding the maturity date, the 2030 Notes will be convertible at the option of the holders at any time regardless of these conditions.

The 2030 Notes will be issued in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and, along with the shares of common stock issuable upon conversion of the 2030 Notes, will not be registered under the Securities Act or applicable state securities laws. Accordingly, the 2030 Notes and the shares of common stock issuable upon conversion of the 2030 Notes, if any, may not be offered, sold, pledged or otherwise transferred except to a qualified institutional buyer (within the meaning of Rule 144A under the Securities Act) or pursuant to an effective Securities Act registration statement or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

Goldman Sachs & Co. LLC served as exclusive placement agent for the 2030 Notes. Sidley Austin LLP acted as legal advisor to Porch Group.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy the 2030 Notes, the shares of common stock underlying the 2030 Notes or any other securities, and will not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

About Porch Group

Porch Group, Inc. (“Porch”) is a new kind of homeowners insurance company. Porch’s strategy to win in homeowners insurance is to deploy leading vertical software solutions in select home-related industries, provide the best services for homebuyers including important moving services, leverage unique data for advantaged underwriting, and provide more protection for policyholders.

Forward-Looking Statements

Certain statements in this release may be considered “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or Porch Group’s future financial or operating performance. For example, statements regarding the expected closing of the Refinancing Transactions and the timing and use of net proceeds therefrom (including the repurchase of additional 2026 Notes), and other statements herein of management’s beliefs, intentions or goals are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expect,” “intend,” “will,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “target,” or “continue,” or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Porch and its management at the time they are made, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: risks related to the Refinancing Transactions, including the effect of the capital markets on the Refinancing Transactions and our ability to satisfy the closing conditions to the Refinancing Transactions, and other risks and uncertainties described in the “Risk Factors” section of Porch’s most recent Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent reports filed with the Securities and Exchange Commission (the “SEC”), all of which are available on the SEC’s website at www.sec.gov. Nothing in this release should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date of this release. Unless specifically indicated otherwise, the forward-looking statements in this release do not reflect the potential impact of any divestitures, mergers, acquisitions, or other business combinations that have not been completed as of the date of this release. Porch Group does not undertake any duty to update these forward-looking statements, whether as a result of changed circumstances, new information, future events or otherwise, except as may be required by law.

Investor Relations Contact:

IR@porch.com